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                                                                      EXHIBIT 22

                         CHATTEM, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY

      NAME OF SUBSIDIARY                       STATE OR COUNTRY OF INCORPORATION
      ------------------                       ---------------------------------

Chattem (Canada) Inc.                                      Canada
Chattem (U.K.) Limited                                     England
HBA Insurance Ltd.                                         Bermuda
Signal Investment & Management Co.                         Delaware